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                                                                  EXHIBIT 10.1

                              LADD FURNITURE, INC.
                              AMENDED AND RESTATED
                           EXECUTIVE RETIREMENT PLAN

         Effective January 1, 1998, LADD Furniture, Inc. established the LADD Furniture, Inc. Executive Retirement Plan (the "Plan" or the "ERP") to provide retirement benefits to eligible executives of the Company. This Plan replaced the Supplemental Retirement Income Plan for Salaried Employees of LADD Furniture, Inc. originally adopted effective January 1, 1990, for all executives covered under the ERP. The Board of Directors approved the First Amendment to the Plan on March 10, 1999, and the subsequent amendment and restatement of the Plan on August 19, 1999, to reflect the incorporation of the First Amendment into the Plan. The Plan is now amended and restated in its entirety pursuant to the terms and provisions set forth below, as approved by the Board of Directors on September 28, 1999.

                                   ARTICLE 1
                                  DEFINITIONS

         Wherever used herein the following terms shall have the meanings hereinafter set forth:

         1.1 "Actuarial Equivalent" means a benefit that is equal in value to the aggregate amounts expected to be received under the normal form of benefit payment under Section 3.2 of the Plan. Such equality in value shall be based on assumptions as to the occurrence of future events. The future events to be taken into account are mortality for Participants, mortality for Beneficiaries, and an interest discount for the time value of money. For this Plan, the actuarial assumptions are as follows:

                  (a) For benefits other than benefits to be paid in a lump sum, actuarial equivalency will be based on the 1984 Unisex Mortality Table with a 7 percent interest assumption adjusted for a 20 percent female content in the participant group and an 80 percent female content in the beneficiary group.

                  (b) For benefits to be paid as a lump sum, actuarial equivalency will be based upon the GAM 1983 Mortality Table and based on an interest rate assumption equal to the annual rate of interest on 30-year Treasury securities in effect as of the month that is two months before the date benefit payments commence.

         1.2 "Average Final Compensation" means a Participant's average total gross compensation (including only gross base salary and gross incentive pay under the Management Incentive Plan and the Long-Term Incentive Plan and excluding compensation from stock options, restricted stock and any other benefit or compensation program) during the three consecutive calendar Years of Service resulting in the highest such average. If a participant has less than three Years of Service, "Average Final Compensation" shall mean the
Participant's average total compensation, computed on an annual basis, for all of his completed months of service as an Employee.
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         1.3      "Change in Control" means the date on which the earlier of the following events occur:

                  (a) The acquisition by any entity, person or group of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 30% of the outstanding capital stock of the Company entitled to vote for the election of directors ("Voting Stock");

                  (b) The merger or consolidation of the Company with one or more corporations as a result of which the holders of the outstanding Voting Stock of the Company immediately prior to such a merger or consolidation hold less than 60% of the Voting Stock of the surviving or resulting corporation;

                  (c) The transfer of substantially all of the property of the Company other than to an entity of which the Company owns at least 80% of the Voting Stock; or

                  (d) The election to the Board of Directors of the Company of three directors without the recommendation or approval of the incumbent Board of Directors of the Company.

         Notwithstanding the above, for purposes of Section 3.7 below only, a Change in Control shall not be considered to have occurred if the event that would otherwise have constituted a Change in Control involves the acquisition, merger, or sale of the assets of LADD Furniture, Inc. to, with or into La-Z-Boy Incorporated or an entity controlled by La-Z-Boy Incorporated.

         1.4 "Committee" means the Compensation Committee of the Board of Directors of the Company.

         1.5 "Company" means LADD Furniture, Inc., a North Carolina corporation, or, to the extent provided in Section 8.9 below, any successor corporation or other entity resulting from a merger or consolidation into or with the Company or a transfer or sale of substantially all of the stock or assets of the Company.

         1.6 "Designated Beneficiary" means the individual or entity designated by a Participant to receive a Survivor Benefit pursuant to Article
4. If a Participant does not designate a beneficiary in writing, his Designated Beneficiary shall be (a) his spouse, if any; (b) if there is no surviving spouse, his children, per stirpes; or (c) if none, his estate.

         1.7 "Normal Retirement Date" means the date a Participant retires or reaches age 55, whichever occurs later.

         1.8 "Participant" means a salaried employee or former employee of the Company who is designated by the Committee as being eligible to participate in the Plan.

         1.9 "Plan" or "ERP" means the LADD Furniture, Inc. Executive Retirement Plan.


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         1.10     "Primary Social Security Benefit" means an amount that is the monthly old-age benefit to which a Participant is or would be entitled commencing immediately following his Normal Retirement Date, or his actual retirement date, if later. Such amount shall be estimated based on the compensation records of the Company and shall be based on the provisions of the Social Security Act in effect on the December 31 immediately preceding, or coincident with, the Participant's separation from service with the Company. If a Participant retires after his Normal Retirement Date, the amount of the Primary Social Security Benefit shall reflect those increases, if any, authorized under such Act because of increases in the wage base or benefit levels occurring after his Normal Retirement Date, but shall not reflect any increase authorized under such Act resulting from the delayed commencement of Social Security benefits beyond age 65. If it is necessary to estimate earnings for years for which no wage history is available, it will be assumed that an employee received a six percent increase in wages each year. If a Participant separates from service prior to his Normal Retirement Date, the Participant's Primary Social Security Benefit shall be determined by assuming that the Participant's Compensation continues unchanged until his Normal Retirement
Date.

                  Notwithstanding the above, a Participant may provide the Company with an actual earnings history, prepared by the Social Security Administration. If such a history is provided, the Primary Social Security Benefit shall be calculated using the actual earnings for any years for which actual wage history was previously unavailable. If the use of actual wage history results in a lower Primary Social Security Benefit, it shall be used. The actual wage history must be supplied within 180 days after a Participant's separation from service, or the date of notification of this right, if later.

         1.11 "Qualified Plan" means the Retirement Plan for Employees of LADD Furniture, Inc.

         1.12 "Qualified Plan Retirement Benefit" means the total benefit (including a Participant's share of surplus assets) earned by a Participant under the Qualified Plan and all predecessor plans, calculated as a ten-year certain and life thereafter annuity payable at age 65, in the amount set forth on the attached Appendix A.

         1.13 "Retirement Benefit" means the benefit payable to a Participant pursuant to the Plan by reason of his termination of employment with the Company and all affiliates for any reason other than death.

         1.14 "Survivor Benefit" means the benefit payable to a Designated Beneficiary pursuant to the Plan.

         1.15 "Surviving Spouse" means a person who is married to a Participant at the date of his death and for at least one year prior thereto.

         1.16 "Year of Service" means a calendar year in which a Participant is employed on a full-time basis by the Company or by a predecessor employer acquired by the Company.


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Participants shall be given credit for partial Years of Service on a pro rata basis. If a Participant's employment is terminated by the Company without cause or if the Participant terminates employment with "good reason" under the provisions of Section 12 of a Participant's employment agreement with the Company before the Participant attains age 55, the determination of how many Years of Service the Participant has for purposes of calculating the benefit due the Participant under Section 3.1 shall be made by assuming that the Participant remained employed and continued to earn Years of Service credit until his 55th birthday.

         1.17 Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.


                                   ARTICLE 2
                                  ELIGIBILITY

         2.1 Selection of Participants. The Committee shall select certain executives of the Company who have contributed to the success of the Company in an extraordinary way to be Participants in the Plan. A Participant shall be eligible to receive the Retirement Benefit provided for in Article 3. The Designated Beneficiary of a Participant who dies prior to complete payment of his Retirement Benefit shall be eligible to receive the Survivor Benefit provided for in Article 4. The list of Participants is set forth on Appendix A.

         2.2 Inactive Participants. If an Employee who has previously been designated by the Committee as a Participant ceases to serve the Company in an executive capacity that would normally result in the Employee being a Participant in the Plan, but the Employee remains employed by the Company, the Committee shall designate the Employee as an "Inactive Participant." The determination of whether a Participant should be designated an Inactive Participant shall be made by the Committee in its sole discretion. Any Participant designated by the Committee as an Inactive Participant pursuant to this paragraph shall have his Retirement Benefit and Survivor Benefit provided for under the Plan computed in accordance with Article 3 and, particularly,
Section 3.3.


                                   ARTICLE 3
                              RETIREMENT BENEFITS

         3.1 Benefit Amount. The Retirement Benefit payable to Participant in the form of a ten-year certain and life thereafter annuity commencing on his Normal Retirement Date, shall be a monthly amount equal to the difference between (a) and (b) below:

                  (a) two percent (2%) of Average Final Compensation, multiplied by a Participant's Years of Service (maximum 25 years of service);


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                  LESS

                  (b)      the sum of a Participant's:

                           (i)      Qualified Plan Retirement Benefit; and
                           (ii)     Primary Social Security benefit.

         3.2 Form of Retirement Benefit. The Retirement Benefit earned by a Participant normally shall be paid in the form of a ten-year certain and life thereafter annuity. A Participant may elect one of the following alternate methods of annuity payment no later than one year prior to when the Participant becomes entitled to receive his Retirement Benefit:

                  (a)      straight life annuity
                  (b)      50% joint and spousal survivor annuity
                  (c)      75% joint and spousal survivor annuity
                  (d)      100% joint and spousal survivor annuity

                  A Retirement Benefit which is payable to a Participant in any form other than a ten-year certain and life thereafter annuity shall be the Actuarial Equivalent of the Retirement Benefit set forth in Section 3.1. above.

         3.3 Commencement of Retirement Benefit Payments. Payment of the Retirement Benefit to a Participant shall commence on the first day of the calendar quarter beginning after the later of the Participant's (a) termination of employment; or (b) attainment of age 55.

         3.4 Early Retirement Benefit. If a Participant terminates employment and begins receiving Retirement Benefits prior to his Normal Retirement Date, the amount of his Retirement Benefit shall not be reduced.

         3.5 Inactive Participants. If a Participant is designated as an Inactive Participant by the Committee pursuant to Article 2, such Participant shall cease to accrue additional benefits under the Plan. The Retirement Benefit for an Inactive Participant shall be computed based on the Years of Service credited to such Participant as of the date he became an Inactive Participant. An Inactive Participant shall continue to be subject to all of the remaining provisions of the Plan, including, without limitation, the vesting provisions of Article 5.

         3.6 Participants in Prior Plan. Any employee who was a participant in the Supplemental Retirement Income Plan for Salaried Employees of LADD Furniture, Inc. (the "Prior Plan") and who is not a Participant in this Plan shall receive retirement benefit payments in accordance with the terms of the Prior Plan.

         3.7 Effect of Change in Control. If a Change in Control occurs, the Actuarial Equivalent of all benefits accrued under the Plan and not yet distributed shall become immediately due and payable to each Participant in a lump sum; provided that such Actuarial Equivalent shall be computed without any reduction by reason of payment being made before a Participant attains his


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Normal Retirement Date. This means that the Actuarial Equivalent shall be computed by determining the present value of an immediate annuity commencing as of the Participant's age as of the date of the Change in Control and continuing for the life expectancy of the Participant.

                  If a Change in Control occurs, the three consecutive Years of Service used to calculate a Participant's Average Final Compensation under
Section 1.2 may, at a Participant's election, include the Plan Year in which the Change in Control occurs. The Participant's compensation for the Plan Year in which a Change in Control occurs shall be equal to (1) the gross base salary that would have been paid to the Participant during the Plan Year had the Participant been employed for the full Plan Year at the base salary rate in effect as of the Change in Control, plus (2) the gross incentive pay under the Management Incentive Plan and the Long-Term Incentive Plan actually paid to the Participant in the Plan Year in which the Change in Control occurs.

                                   ARTICLE 4
                               SURVIVOR BENEFITS

         4.1 Pre-Retirement Survivor Benefit. If a Participant dies prior to the commencement of Retirement Benefit payments, his Designated Beneficiary shall be entitled to receive a Survivor Benefit equal to 100% of the Actuarial Equivalent of the Retirement Benefit accrued at the date of death. Such benefit shall be paid in the form of level installment payments over a ten-year period.

         4.2 Post-Retirement Survivor Benefit. If a Participant dies after the commencement of Retirement Benefit payments, the right of his Designated Beneficiary to receive a Survivor Benefit shall depend on the form in which Retirement Benefits were being paid to the Participant pursuant to Section 3.2.

                                   ARTICLE 5
                                    VESTING

         Each Participant shall always be 100% vested in his Retirement Benefit under the Plan.


                                   ARTICLE 6
                           ADMINISTRATION OF THE PLAN

         6.1 Administration by the Company. The Company shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof.

         6.2 General Powers of Administration. All provisions set forth in the Qualified Plan with respect to the administrative powers and duties of the Company, expenses of administration, and procedures for filing claims shall also be applicable with respect to the Plan. The Company shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Plan.


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

                                   ARTICLE 7
                            AMENDMENT OR TERMINATION

         7.1 Amendment or Termination. The Company intends the Plan to be permanent but reserves the right to amend or terminate the Plan; provided, however, that no such amendment or termination shall be effective with respect to a Participant unless the Participant has given his written consent to such amendment or termination.

         7.2 Effect of Amendment or Termination. No amendment or termination of the Plan shall directly or indirectly deprive any current or former Participant or Surviving Spouse of all or any portion of any Retirement Benefit or Survivor Benefit which has been accrued under Section 3.1 as of the date of such amendment or termination. If the Plan is terminated, Retirement Benefits and Survivor Benefits accrued as of the date the Plan is terminated shall be paid to Participants and Surviving Spouses in accordance with the terms of the Plan in effect immediately prior to the termination of the Plan.


                                   ARTICLE 8
                               GENERAL PROVISIONS

         8.1 Funding. The Plan at all times shall be entirely unfunded as such term is defined for purposes of the Employee Retirement Income Security Act ("ERISA"). The Committee will make provision for segregating assets of the Company for payment of all benefits hereunder and shall establish a "Rabbi Trust" to hold such assets. No later than January 1, 2002, the Company shall contribute sufficient assets to such trust as are necessary to enable the trust to pay 100% of the Retirement Benefits due under the Plan and shall continue to make supplemental contributions as are necessary to maintain the 100% funding level annually thereafter. No Participant, Surviving Spouse or any other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Plan and any such Participant, Surviving Spouse or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan.

         8.2 Qualified Plan Retirement Benefit. Any Qualified Plan Retirement Benefit or any other benefit payable under the Qualified Plan, shall be paid solely in accordance with the terms and conditions of the Qualified Plan and nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Qualified Plan.

         8.3 No Guaranty of Benefits. Nothing contained in the Plan shall constitute a guaranty by the Company or any other entity or person that the assets of the Company will be sufficient to pay any benefit hereunder.

         8.4 No Enlargement of Employee Rights. No Participant or Surviving Spouse shall have any right to a benefit under the Plan except in accordance with the terms of the Plan.


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

Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company.

         8.5 Spendthrift Provision. No interest of any person or entity in, or right to receive a benefit under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a benefit be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

         8.6 Arbitration of Disputes. Any controversy or claim arising out of, or in any way relating to this Plan shall be settled by arbitration in the city of Greensboro, North Carolina, in accordance with the rules then in force of the American Arbitration Association.

         8.7 Small Benefits. If the actuarial value of any Retirement Benefit or Survivor Benefit is less than $50,000, the Company may in its sole discretion pay the actuarial value of such Benefit to the Participant or Surviving Spouse in a single lump sum in lieu of any further benefit payments hereunder.

         8.8 Incapacity of Recipient. If any person entitled to a benefit payment under the Plan is deemed by the Company to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan therefor.

         8.9 Corporate Successors. The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of Sections 3.7 and 7.2.

         8.10 Unclaimed Benefit. Each Participant shall keep the Company informed of his current address and the current address of his spouse. The Company shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Company within three (3) years after the date on which payment of the Participant's Retirement Benefit may first be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, the Company is unable to locate any Surviving Spouse of the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant or Surviving Spouse or any other person and such benefit shall be irrevocable forfeited.


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         8.11     Discharge of Obligations. Any payment made under this Plan in good faith by the Company shall completely discharge the Company of any liability to any other individual who asserts a claim to such payment.

         8.12 Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, neither the Company nor any individual acting as an employee or agent of the Company shall be liable to any Participant, former Participant, Surviving Spouse or any other person for any claim, loss, liability or expense incurred in connection with the Plan.

         8.13 Applicable Law. The Plan shall be construed and administered under the laws of the State of North Carolina.

         IN WITNESS WHEREOF, this Plan has been executed this the _____ day of ______________________, 19_____.

                                       LADD FURNITURE, INC.



                                       By:_________________________________
                                        Chairman of the Board and
                                        Chief Executive Officer

ATTEST:


----------------------------
Secretary


[CORPORATE SEAL]


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                                   APPENDIX A



                  PARTICIPANT                  QUALIFIED PLAN BENEFIT
                  -----------                  ----------------------

                  Kenneth Church                      19,949.52
                  William Creekmuir                    8,597.64
                  Victor Dyer                         24,724.08
                  Michael Haley                        6,418.08
                  Donald Mitchell                      1,788.96
                  David Ogren                         26,013.36
                  Fred Schuermann                     20,445.12


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